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                                                                       EXHIBIT 5




                         [CROUCH & HALLETT LETTERHEAD]



                                  June 6, 1997




Voice Control Systems, Inc.
14140 Midway Road, Suite 100
Dallas, Texas 75244

Gentlemen:

     We have served as counsel for Voice Control Systems, Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-3 covering the sale of 2,565,018 shares (the "Shares") of the Company's Common Stock, $.0l par value. The Shares may be sold from time to time by the Selling Stockholders as described in the Registration Statement.

     We have examined such documents and questions of law as we have deemed necessary to render the opinion expressed below. Based upon the foregoing, we are of the opinion that the Shares are duly and validly issued, fully paid and non-assessable.

     We consent to the use of this opinion as Exhibit 5 to the Registration Statement.

                                        Very truly yours,


                                        /s/ CROUCH & HALLETT, L.L.P.